                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/      Preliminary Proxy Statement
/ / Confidential, for Use of the commission Only (as permitted by rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                   ZILA, INC.
-------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X        No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)0 and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  -------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         5)       Total fee paid:

                  -------------------------------------------------------------

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount previously paid:

                  -------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------

         3)       Filing Party:

                  -------------------------------------------------------------
         4)       Date Filed:

                  -------------------------------------------------------------

                                [ZILA INC. LOGO]




TO:               ZILA SHAREHOLDERS

FROM:             JOSEPH HINES, CHAIRMAN

SUBJECT:          SECOND QUARTER REPORT & PROXY STATEMENT


Enclosed is Zila's Second Quarter Report for the period ending January 31, 1998.

Zila produced a substantial profit in the second quarter, which resulted from growth among our diversified product lines, and from strategic acquisitions. Management's objective is to continue the growth that has taken place during the first half of this fiscal year.

Attached is a notice and proxy statement concerning the Board of Directors' recommendation to authorize an additional 15 million shares of Common Stock.

The proposed increase in the number of shares of authorized Common Stock will ensure that shares can be issued, if needed, in connection with stock splits, stock dividends or acquisitions. The increased authorized shares could also be used to make a hostile takeover attempt more difficult, by using the shares to make a counter-offer for the shares of the bidder, or by selling shares to dilute the bidder's voting power.

Management believes it will be beneficial for the Company to have the flexibility to take advantage of accretive acquisition/growth opportunities as they arise. The recommended stock authorization would have no impact on earnings per share calculations.

The Board of Directors also recommends the ratification of the issuance of Preferred Stock, the proceeds from which were used to complete the acquisition of Oxycal Laboratories. This ratification would allow the Preferred Stock shareholders full access to their conversion rights.

The Board of Directors recommends that you vote "yes" on the enclosed ballot. Thank you for your continuing support.

Please sign your proxy and mail it today.

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                             PHOENIX, ARIZONA 85014
                                 (602) 266-6700
        -----------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 14, 1998
        -----------------------------------------------------------------

To the Holders of Our Common Stock:

         A Special Meeting of Stockholders (the "Meeting") of Zila, Inc. (the "Company") will be held at the Marriott Camelback Inn located at 5402 E. Lincoln Dr. Scottsdale, Arizona, on April 14, 1998 at 9:00 am, local time, to consider and act upon the following matters:

         1. A proposal requesting approval of an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of the Company's $.001 par value common stock (the "Common Stock") from fifty million shares to sixty-five million shares.

         2. A proposal requesting the ratification by the Stockholders of the Company's October 1997 issuance of 30,000 shares of the Company's Series A Redeemable Convertible Preferred Stock, $.001 par value (the "Preferred Stock"). Ratification was not necessary for completion of the transaction, however, the agreement with the holders of the Preferred Stock called for the Company to seek ratification if the price of the Common Stock fell below $6.50 per share for five consecutive days which occurred in late November 1997. Ratification will permit the Company to issue shares of Common Stock upon the conversion of the Preferred Stock in accordance with NASD requirements.

         3. To transact such other business as may properly come before the Meeting. Management is presently aware of no other business to be considered at the Meeting.

         The Board of Directors has fixed the close of business on February 27, 1998 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Meeting only if the holder is present at the Meeting in person or by valid proxy.

This Notice and Proxy Statement was mailed on or about March 20, 1998 to all Stockholders of record as of the record date. The officers and directors of the Company cordially invite you to attend the Meeting.

         Your attention is directed to the attached Proxy Statement.

                                      By Order of the Board of Directors,



                                      Janice L. Backus
                                      Vice President and Corporate Secretary
Phoenix, Arizona
March 20, 1998


                                    IMPORTANT
STOCKHOLDERS ARE EARNESTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS PROVIDED FOR MAILING.

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                             PHOENIX, ARIZONA 85014
                                 (602) 266-6700
                 ----------------------------------------------

                                 PROXY STATEMENT
                 ----------------------------------------------

         This Proxy Statement is furnished to the stockholders of Zila, Inc. (the "Company"), a Delaware corporation, in connection with its solicitation of proxies from holders of the Company's common stock, $.001 par value (the "Common Stock"), to be voted at the Company's Special Meeting of Stockholders (the "Meeting") to be held on April 14, 1998 (all holders of Common Stock are referred to herein as the "Stockholders"). THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD") OF THE COMPANY. The proxy materials were mailed on or about March 20, 1998 to the Stockholders of record at the close of business on February 27, 1998 (the "Record Date").

         The purpose of the meeting will be (i) to seek approval for an amendment to the Company's Certificate of Incorporation increasing the number of shares of authorized Common Stock from fifty million shares to sixty-five million shares, and (ii) to seek ratification of the October 1997 issuance of 30,000 shares of the Company's Series A Redeemable Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), which, if fully converted, could potentially be converted into shares of Common Stock representing 20% or more of the shares of Common Stock outstanding as of the date of issuance of the Preferred Stock. THE COMPANY'S BOARD OF DIRECTORS (THE "BOARD") RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND VOTE TO RATIFY THE ISSUANCE OF PREFERRED STOCK.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Meeting and voting in person,
(ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary at 5227 North 7th Street, Phoenix, Arizona 85014. The Company will bear the cost of soliciting proxies. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegraph or tele-facsimile. The Company has arranged for Corporate Investors Communications, Inc. to serve as its proxy solicitation agent. The fee for these services is estimated to be $6,000.00.

                          VOTING SECURITIES OUTSTANDING

         As of the Record Date, there were 34,445,036 shares of Common Stock issued and outstanding and 30,000 shares of Preferred Stock issued and outstanding. Each holder of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Meeting. As of the Record Date, all issued and outstanding shares of Common Stock represent a total of 34,445,036 votes. The Preferred Stock is non-voting.

         The holders of a majority of all issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Meeting. Treasury shares, if any, will not be voted and are not counted in determining the number of outstanding shares for voting purposes.

         If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Meeting will be tabulated by the inspectors of elections appointed for the Meeting and will determine whether or not a quorum is present. The inspectors of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The information included herein should be reviewed in conjunction with the exhibit accompanying this Proxy Statement.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of January 30, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the executive officers of the Company required to be disclosed pursuant to Item 403(b) of Regulation S-K, and (d) all directors and executive officers of the Company as a group.


              NAME AND ADDRESS OF                   SHARES BENEFICIALLY          PERCENT OF
                BENEFICIAL OWNER                           OWNED               COMMON STOCK(12)
               ------------------                         -------              ------------
Joseph Hines(1)                                        1,357,271(2)                  3.9%

Clarence J. Baudhuin(1)                                 849,273(3)                   2.5%

Edwin Pomerantz(1)                                       256,331(4)                    *

Rocco Anselmo(1)                                         49,492(5)                    *

Carl Schroeder(1)                                        25,000(6)                     *

Patrick M. Lonergan(1)                                   18,846(7)                     *

Michael S. Lesser(1)                                     7,500(8)                      *

Douglas L. Ayer(1)                                      142,750(9)                    *

Curtis M. Rocca III(1)                                  137,750(10)                   *

All officers and directors as a group                  3,359,695(11)                 9.7%
(11 persons)

-----------------------------------

*        Represents less than 1%.

(1) The address of this stockholder is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.

(2) Includes 412,269 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(3) Includes 46,537 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter, and 3,000 shares of Common Stock held in trust for the benefit of Mr. Baudhuin's son.

(4) Includes 21,100 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(5) Includes 49,492 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(6) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(7) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(8) Includes 7,500 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(9) Includes 14,875 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter, and 127,875 shares of Common Stock held by ICP of which Mr. Ayer is a 30% partner.

(10) Includes 137,750 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

(11) Includes 990,375 shares of Common Stock which are subject to unexercised options that were exercisable on January 30, 1998 or within sixty days thereafter.

           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 1)

         The Company's Certificate of Incorporation currently authorizes the Company to issue fifty million shares of Common Stock, par value $.001 per share. The Board of Directors has approved, subject to Stockholder ratification, an amendment to Paragraph 1 of Article 4 of the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from fifty million shares to sixty-five million shares.

         The text of the current Paragraph 1 of Article 4 and the text of proposed amendment to Paragraph 1 of Article 4 of the Company's Certificate of Incorporation is attached hereto as Exhibit A. The text of the remaining paragraphs of Article 4 of the Company's Certificate of Incorporation will not be changed if the proposed amendment is approved.

         In October 1997, the Company issued 30,000 shares of its Series A Redeemable Convertible Preferred Stock. Such shares are convertible into shares of the Company's Common Stock. In order to ensure that there would be sufficient shares of Common Stock available for issuance upon the conversion of such shares of preferred stock, the Company has reserved and set aside 9,140,000 shares of Common Stock. The reservation of such shares of Common Stock has reduced significantly the number of authorized but unissued shares of Common Stock available to the Company for future use. As of January 30, 1998, 34,418,024 shares of Common Stock are issued and outstanding. In addition, 3,296,291 shares of Common Stock are reserved for issuance upon exercise of the Company's outstanding options and warrants and for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of the Common Stock (excluding the shares of Preferred Stock).

         The proposed increase in the number of shares of authorized Common Stock will ensure that shares can be issued if needed, in connection with stock splits, stock dividends, acquisitions, and other corporate purposes. The Board of Directors believes that it is beneficial to the Company to have the additional shares available for such purposes without delay or the necessity of an additional special stockholders' meeting. The Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, that certain Securities Purchase Agreement entered into by the Company on October 17, 1997, pursuant to which the Company issued 30,000 shares of the Company's Series A Redeemable Convertible Preferred Stock, requires the Company to reserve, upon Stockholder approval of an increase in the number of authorized shares, 5,000,000 shares of Common Stock for issuance upon conversion of the Series A Redeemable Convertible Preferred Stock.

     No further action by the Company's stockholders would be necessary to issue the additional shares of Common Stock unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed.

     The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding.

     As stated above, the Company has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of Common Stock which would be authorized by the proposed amendment. However, the increased authorized shares could be used to make a takeover attempt more difficult such as by using the shares to make a counteroffer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board is unaware of any effort to accumulate the Company's shares or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     The Company is not proposing any increase in the number of shares of authorized preferred stock, of which 2,500,000 shares are authorized and 30,000 shares have been issued.

CHARACTERISTICS OF COMMON STOCK

         The holders of Common Stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the Stockholders. Stockholders are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro-rata in any distribution to Stockholders. Holders of Common Stock have no preemptive, subscription or conversion rights.

         Stockholders of the Company do not have preemptive rights to subscribe for or purchase any shares of Common Stock that may be issued in the future. Shares of Common Stock generally may be issued by the Board for any proper corporate purpose without further Stockholder action, unless required by applicable laws, rules or regulations.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding Common Stock is required for the approval of the amendment to the Company's Certificate of Incorporation.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

        RATIFICATION OF THE OCTOBER 1997 ISSUANCE OF 30,000 SHARES OF THE
            COMPANY'S SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                  (PROPOSAL 2)

GENERAL

         On October 17, 1997, the Company entered into that certain Securities Purchase Agreement (the "Agreement"), pursuant to which the Company issued 30,000 shares of the Company's Series A Redeemable Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), for consideration in the aggregate amount of thirty million dollars ($30,000,000). The majority of the proceeds from the sale of Preferred Stock was used by the Company to acquire Oxycal Laboratories, Incorporated in November 1997.

         A copy of the Agreement was filed as Exhibit 10-N to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997. A copy of the Certificate of Designation relating to the Preferred Stock was filed as
Exhibit 4-B to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997. Copies of the Agreement and the Certificate of Designation may be obtained free of charge by contacting the Company at 5227 North 7th Street Phoenix, Arizona 85014-2800, Attention Janice L. Backus or through the Securities and Exchange Commission EDGAR database located at http:/www.sec.gov on the worldwide web.

REASON FOR RATIFICATION

         The Preferred Stock is convertible into shares of the Company's Common Stock. The conversion formula pursuant to which the Preferred Stock may be converted into Common Stock varies depending on the market price of the Common Stock and the date of conversion. However, the terms of the Agreement provide a limitation on the ability of the holders of the Preferred Stock to convert shares of the Preferred Stock so that in no event may any holder be entitled to convert Preferred Shares which would cause the aggregate number of shares of Common Stock beneficially owned by that Preferred Stockholder to exceed 4.99% of the number of outstanding shares of Common Stock following such conversion.

         Under the conversion formula for the Preferred Stock, the number of shares of Common Stock into which the Preferred Stock is convertible could increase following the issuance date of the Preferred Stock, depending on the market price of the Common Stock on the date of conversion. Furthermore, during the first eight months there is an increasing discount at which the holders of Preferred Stock may convert which is also dependant on the market price of the Common Stock on the date of conversion. The greatest number of shares of Common Stock issuable upon the conversion of the Preferred Stock, assuming the Common Stock price of $7.125 (the January 30, 1998 closing bid price of the Common Stock as reported by NASDAQ/National Market), following the end of such eight-month period would be 5,136,842 shares of Common Stock, representing 14.9 percent of the Common Stock outstanding prior to such conversion and 13.0 percent of the Common Stock following the conversion.

         Under the rules of the National Association of Securities Dealers (the "NASD"), issuers whose securities are on NASDAQ/National Market, the exchange on which the Common Stock is listed, are required to obtain stockholder approval, prior to the issuance of listed securities at a discount or in connection with an acquisition, in the following limited circumstances: (i) any transaction (other than a public offering for cash) where the present or potential issuance of common stock (or securities convertible into common stock) is or will equal or will be in excess of 20% or more of the voting power prior to issuance; or
(ii) any transaction (other than a public offering for cash) where the number of shares of common stock (or securities convertible into common stock) to be issued is or will equal or will be in excess of 20% of the number of shares of common stock outstanding prior to issuance.

         Under the terms of the Agreement and the Certificate of Designation covering the Preferred Stock, the Company is not required to issue more than 19.99% of its Common Stock upon the conversion of the Preferred Stock. The Agreement provides that should a situation arise in which the Company would be required to issue more than 19.99% of its Common Stock upon the conversion of the Preferred Stock, the Company would have the obligation to repurchase the Preferred Shares rather than issuing additional shares of Common Stock. Accordingly, Stockholder approval of the Agreement or of the issuance of shares of Preferred Stock pursuant thereto was not required.

         A vote of "no" by the Stockholders on this proposal will not affect the Agreement or the Preferred Stock issued thereunder. However, under the terms of the Agreement the holders of the Preferred Stock have the right to require the Company to call a special meeting of its Stockholders for the purpose of securing Stockholder ratification of the issuance of the Preferred Stock. This right to require the Company to call a meeting arises if the closing market price of the Common Stock falls below $6.50 per share and remains below $6.50 per share for five consecutive trading days. During November 1997, the closing market price of the Common Stock was less than $6.50 per share for more than five consecutive trading days. On January 22, 1998, the holders of the Preferred Stock notified the Company that they were exercising their right to require the Company to call a special meeting of the Company's Stockholders pursuant to the terms of the Agreement.

         In the event the Company's stockholders do not approve this Proposal and the Proposal No. 1 (relating to the increase in the number of authorized shares of Common Stock), the holders of the Preferred Stock could be limited in their ability to fully convert their shares of Preferred Stock into Common Stock. The Agreement and the Certificate of Designation covering the Preferred Stock gives the Preferred Stockholders certain rights if they are not able to fully convert their shares of Preferred Stock into Common Stock. Among those rights are the ability of the Preferred Stockholders to require the Company to redeem such shares of Preferred Stock which are not fully converted, and potentially, the ability of the Preferred Stockholders to require delisting of the Company's Common Stock.

         Therefore, and in connection with that Agreement entered into by the Company on October 17, 1997, the Board has approved, and seeks Stockholder ratification of, the October 1997 issuance of 30,000 shares of the Company's Series A Redeemable Convertible Preferred Stock which, if fully converted, could potentially be converted into shares of Common Stock representing 20% or more of the shares of Common Stock outstanding as of the date of issuance of the Preferred Stock.

REQUIRED VOTE

         The affirmative vote of a majority of voting power of Common Stock present at the Meeting in person or by proxy will be required for the ratification of the October 1997 issuance of 30,000 shares of the Preferred Stock which, if fully converted, could potentially be converted into shares of Common Stock representing 20% or more of the shares of Common Stock outstanding as of the date of issuance of the Preferred Stock.



THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE OCTOBER 1997 ISSUANCE OF 30,000 SHARES OF THE COMPANY'S SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, PAR VALUE $.001 PER SHARE, WHICH, IF FULLY CONVERTED, COULD POTENTIALLY BE CONVERTED INTO SHARES OF COMMON STOCK REPRESENTING 20% OR MORE OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE DATE OF ISSUANCE OF THE PREFERRED STOCK.

                            PROPOSALS BY STOCKHOLDERS

         Any Stockholder proposal that is intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices by no later than July 18, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

         The Special Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Special Meeting other than as set forth in the Notice.

                                       By Order of the Board of Directors,




                                       Janice L. Backus
                                       Vice President and Secretary

Phoenix, Arizona

                                    EXHIBIT A

                      PROPOSED AMENDMENT TO PARAGRAPH 1 OF
            ARTICLE 4 OF THE ZILA, INC. CERTIFICATE OF INCORPORATION


CURRENT PROVISION

         4. The total number of shares of capital stock which the Corporation shall have authority to issue is 52,500,000, divided into 50,000,000 shares of common stock of the par value $.001 per share, and 2,500,000 shares of preferred stock of the par value of $.001 per share.


PROPOSED AMENDED PROVISION

         4. The total number of shares of capital stock which the Corporation shall have authority to issue is 67,500,000, divided into 65,000,000 shares of common stock of the par value $.001 per share, and 2,500,000 shares of preferred stock of the par value of $.001 per share.

PROXY

                                   ZILA, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints JOSEPH HINES, BRADLEY C. ANDERSON and JANICE L. BACKUS, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Special Meeting of the Stockholders of ZILA, INC. (The "Company") to be held at the Marriott Camelback Inn located at 5402 E. Lincoln Dr. Scottsdale, Arizona on April 14, 1998, at 9:00 am, local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

Proposal No. 1: Amendment to the Certificate of Incorporation of the Company
                increasing the number of authorized shares of the Company's $.001 par value common stock from 50,000,000 shares to 65,000,000 shares.

                  [ ] VOTE FOR     [ ] VOTE AGAINST     [ ] VOTE WITHHELD

Proposal No. 2: Ratification of the October 1997 issuance of 30,000 shares of the Company's Series A Redeemable Convertible Preferred Stock, par value $.001 per share, which, if fully converted, could potentially be converted into shares of Common Stock representing 20% or more of the shares of Common Stock outstanding as of the date of issuance of the Preferred Stock.

                  [ ] VOTE FOR     [ ] VOTE AGAINST     [ ] VOTE WITHHELD

        PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

                                       DATED:

                                 -----------------------------------------, 1998

                                       -----------------------------------------
                                                      (Signature)

                                       -----------------------------------------
                                                      (Signature)

                                       When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.